SUB-ITEM 77Q3

AIM Independence 2040 Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending: 12/31/2008
File number: 811-2699
Series No.: 22

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                          $ 46
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                          $ 9
        Class C                          $ 10
        Class R                          $ 9
        Class Y                          $ 1
        Institutional Class              $ -


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.1545
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                        0.1137
        Class C                        0.1137
        Class R                        0.1413
        Class Y                        0.1579
        Institutional Class            0.1659


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                           313
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                            86
        Class C                            99
        Class R                            71
        Class Y                             4
        Institutional Class                 1


74V.  1 Net asset value per share (to nearest cent)
        Class A                          6.09
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                          6.06
        Class C                          6.06
        Class R                          6.07
        Class Y                          6.09
        Institutional Class              6.09